Exhibit 4.2
Execution Version
KENNEDY-WILSON HOLDINGS, INC.,
as Parent

KENNEDY-WILSON, INC.,

as Issuer
THE NEW SUBSIDIARY GUARANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

SUPPLEMENTAL INDENTURE NO. 2031-3
Dated as of May 12, 2022

to

INDENTURE

Dated as of March 25, 2014

5.000% Senior Notes due 2031

    SUPPLEMENTAL INDENTURE NO. 2031-3 (the “Supplemental Indenture”), dated as of May 12, 2022, among Kennedy-Wilson, Inc., as issuer (the “Issuer”), KW EU CAPITAL LLC, a Delaware limited liability company, KW ETHOS COMMUNITY, LLC, a Delaware limited liability company, KW ONE TEN PLAZA, LLC, a Delaware limited liability company, KW ZIA SUNNYSIDE, LLC, a Delaware limited liability company, KW Bend QOF, LLC, a Delaware limited liability company, KW The Charli, LLC, a Delaware limited liability company, KW The Olive, LLC, a Delaware limited liability company, KW-G Multifamily Venture I Manager, LLC, a Delaware limited liability company, KW MW Cottonwood, a Delaware limited liability company, LLC, Kennedy Wilson Property Services VII, LLC, a Delaware limited liability company, Kennedy Wilson Property Equity VII, LLC, a Delaware limited liability company, KW Multifamily 2021, LLC, a Delaware limited liability company, KW San Vincente Bungalows and Hotel 850, LLC, a Delaware limited liability company, KW Arista Uptown, LLC, a Delaware limited liability company, KW Silver Lake Pool & Inn, LLC, a Delaware limited liability company, KW Encinitas Beach Resort, LLC, a Delaware limited liability company, KW Multifamily 2022, LLC, a Delaware limited liability company, KW-G Multifamily Venture 2 Manager, LLC, a Delaware limited liability company, KW-G Multifamily Co-Invest, LLC, a Delaware limited liability company, KW MetWest on Sunset, LLC, a Delaware limited liability company, KW Park on 20th, LLC, a Delaware limited liability company, KW San Mateo ABQ, LLC, a Delaware limited liability company, KW Timbers Kauai Ocean Club LLC, a Delaware limited liability company, KW Westmoor 7, LLC, a Delaware limited liability company, KW Westmoor 8-10, LLC, a Delaware limited liability company, KW Coppins Well Member, LLC, a Delaware limited liability company (the preceding twenty-six entities, each, a “New Guarantor” and, collectively, the “New Guarantors”), Kennedy-Wilson Holdings, Inc., a Delaware corporation, as the Parent Guarantor (the “Parent Guarantor”), the Guarantors (as defined in the Indenture referred to below), and Wilmington Trust, National Association, as trustee (the “Trustee”).
WITNESSETH THAT:
    WHEREAS, the Issuer and the Trustee have executed and delivered a base indenture, dated as of March 25, 2014 (as amended, supplemented or otherwise modified from time to time, and, together with the Supplemental Indenture No. 2031-1 (as defined below), the “Indenture”) to provide for the future issuance of the Issuer’s debt securities to be issued from time to time in one or more series;
    WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into that certain Supplemental Indenture No. 2031-1, dated as of February 11, 2021 (the “Supplemental Indenture No. 2031-1”), relating to the Issuer’s 5.000% Senior Notes due 2031 (the “Notes”);
    WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause certain of its domestic Restricted Subsidiaries to provide Guaranties after the Issue Date (as defined in the Indenture);
    WHEREAS, the Issuer desires, and this Supplemental Indenture is being executed and delivered pursuant to Sections 4.09 and 9.01(iv) of the Supplemental Indenture No. 2031-1, to cause the New Guarantors to provide a Guaranty and become Subsidiary Guarantors;
    WHEREAS, the Issuer, the New Guarantors, the Parent Guarantor and the Guarantors have duly authorized the execution and delivery of this Supplemental Indenture, subject to the terms and conditions described herein;
    WHEREAS, the Issuer, the New Guarantors, the Parent Guarantor and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and to give effect to the terms and conditions set forth herein and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects; and
    WHEREAS, pursuant to Sections 9.01 and 10.09 of the Supplemental Indenture No. 2031-1, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE:
Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined herein) of the Notes.
Section 1.    Capitalized terms used herein without definition shall have the respective definitions ascribed to them in the Indenture.
Section 2.    Each New Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article X of the Supplemental Indenture No. 2031-1.
Section 3.    Notwithstanding anything herein to the contrary, this Supplemental Indenture shall be subject, without limitation, to the last paragraph of Section 10.09 of the Supplemental Indenture No. 2031-1 with the same force and effect as if such paragraph were reproduced herein.
Section 4.    THIS SUPPLEMENTAL INDENTURE AND THE GUARANTEES OF THE NEW GUARANTORS, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR SUCH GUARANTEES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW).
Section 5.    This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 6.    No past, present or future director, officer, employee, incorporator, member or stockholder or control person of the Issuer, the Parent or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer, the Parent or any Subsidiary Guarantor under the Notes, any Guaranty, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note or any Guaranty waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes or any Guaranty.
Section 7.    This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and all subsequent supplements thereto, including this Supplemental Indenture, shall be read together.
Section 8.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect or the recitals contained herein, all of which recitals are made solely by the Issuer, the Parent Guarantor and the New Guarantors party hereto.
[Remainder of this Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Kennedy-Wilson, Inc.

By: /s/ In Ku Lee
Name:    In Ku Lee
Title:    Secretary

    Kennedy-Wilson Holdings, Inc.

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Secretary

KW EU CAPITAL LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

KW ETHOS COMMUNITY, LLC

By: /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

    [Signature page to Supplemental Indenture No. 2031-3]

||

KW ONE TEN PLAZA, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

KW ZIA SUNNYSIDE, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

KW Bend QOF, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

KW The Charli, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

    [Signature page to Supplemental Indenture No. 2031-3]

||

KW The Olive, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

KW-G Multifamily Venture I Manager, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

KW MW Cottonwood, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

Kennedy Wilson Property Services VII, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

    [Signature page to Supplemental Indenture No. 2031-3]

||

Kennedy-Wilson Property Equity VII, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

KW Multifamily 2021, LLC

By: KW Multifamily Co-Invest Manager 2021, LLC, a Delaware limited liability company, its managing member

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President

KW San Vicente Bungalows and Hotel 850, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

    [Signature page to Supplemental Indenture No. 2031-3]

||

KW Arista Uptown, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

KW Silver Lake Pool & Inn, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

KW Encinitas Beach Resort

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

KW Multifamily 2022, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

    [Signature page to Supplemental Indenture No. 2031-3]

||

KW-G Multifamily Venture 2 Manager, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

KW-G Multifamily Co-Invest, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

KW MetWest on Sunset, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

KW Park on 20th, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

    [Signature page to Supplemental Indenture No. 2031-3]

||

KW San Mateo ABQ, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

KW Timbers Kauai Ocean Club, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

KW Westmoor 7, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

KW Westmoor 8-10, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

    [Signature page to Supplemental Indenture No. 2031-3]

||

KW Coppins Well Member, LLC

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President and Secretary

    [Signature page to Supplemental Indenture No. 2031-3]

||

Wilmington Trust, National Association, as Trustee

By:    /s/ Jane Schweiger
Name:    Jane Schweiger
    Title: Vice President
    [Signature page to Supplemental Indenture No. 2031-3]

||